HEI Exhibit 99

NEWS RELEASE
November 6, 2026
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS THIRD QUARTER 2026 RESULTS

•Strong and Effective Response to Elevated Storm Activity During the Quarter
◦Power Restored to Customers Quickly and Safely Following Storms
◦Grid Resilience investments Continuing to Reduce Wildfire Risk While Delivering Value for Customers In Face of Severe Weather
•Consolidated GAAP Net Income for the Quarter of $35 Million Compared to $31 Million in 2025
◦Core1 Net Income for the Quarter Was $23 Million Compared to $33 Million in 2025
◦Consolidated GAAP Net Income Includes Gains from American Savings Bank’s Initial Public Offering, Partially Offset by Non-Cash Impacts Related to HEI’s Strategic Business Simplification and Non-Cash Impacts Related to Maui Wildfire Settlement Liability Accounting Adjustments
◦GAAP and Core Results Also Reflect $14 Million of Incremental Pre-Tax Storm-Related Costs; Utility Will Be Requesting Recovery of Storm Costs Once Final Incremental Costs Are Known.
•$80 Million of Second Settlement Payment Prepaid To Date, Reducing the $479 Million Amount Due by $82 Million (After Early-Payment Discount). Company Will Continue to Evaluate Early Payments of Wildfire Settlement Liability

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported net income for the third quarter of 2026 of $35 million, or $0.20 per share, compared to net income of $31 million, or $0.18 per share in the third quarter of 2025. The quarter’s results include $64
Note: Throughout this release, per share values are calculated based on diluted shares.
1     Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related items, impacts related to HEI’s ownership stake in American Savings Bank and expenses taken in connection with the strategic review of Pacific Current. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

million of realized and unrealized pre-tax gains related to HEI’s investment in American Savings Bank (ASB) and a non-cash $51 million pre-tax asset impairment recorded at Pacific Current. (See “Holding Company and Other Segment” section of this release for further detail on ASB and Pacific Current-related impacts.) Excluding these impacts, and excluding Maui wildfire-related items, Core net income for the quarter was $23 million, or $0.13 per share, compared to $33 million, or $0.19 per share in the third quarter of 2025. Both GAAP and Core net income include $14 million of estimated incremental pre-tax costs related to storm activity in August and September.
“Our company continued to execute well on strategic priorities during the third quarter, working to deliver safe, affordable, reliable and resilient power to our customers. Our resilience investments under the Wildfire Mitigation Plan proved beneficial during the severe weather in August and September, which caused damage statewide. Our crews restored power quickly and safely to affected customers,” said Scott Seu, HEI CEO.
“Reducing wildfire risk to our communities remains a top priority and is central to our grid investments. Our Wildfire Mitigation Plan is on schedule, and has significantly reduced wildfire risk across our service territories since 2023. We’ve implemented industry-wide best practices, adopting proven measures used by wildfire-affected utilities on the mainland, and tailored to our very different risk profile.
“Maintaining the financial capacity to deliver a safe, reliable and resilient grid is essential. We also recognize customers’ significant cost pressures, especially for low-income customers, and are focused on financing and phasing investments to manage bill impacts. Our pending rate rebasing request proposes a 5.3% base rate increase, phased in over two years and aligned with inflation, to support continued grid investment. We also recently sought approval for up to $500 million in wildfire safety and resilience investments through a structure passed by our legislature last year to lower customer costs while advancing public safety.”

HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS
Hawaiian Electric’s net income for the third quarter of 2026 was $13 million compared to net income of $37 million in the third quarter of 2025, with the decrease primarily driven by the following pre-tax variances (among others):
•$20 million in higher O&M expense, driven by $14 million of incremental storm costs in August and September and approximately $6 million of expenses transferred from the holding company to the utility following integration (but not included in customer rates)2. These were partially offset by lower transmission and distribution costs and lower wildfire mitigation program expenses (as certain Wildfire Mitigation Program expenses were deferred starting in the fourth quarter of 2025); and
•$23 million in higher interest expense, which includes $18 million of non-cash accretion expense, reflecting the increase in the recorded value of the wildfire settlement liability as scheduled payment dates approach.
These items were partially offset by (among others):
•$8 million in higher revenues (net of fuel and purchased power), primarily from the annual revenue adjustment mechanism; and
•$3 million in higher allowance for funds used during construction (AFUDC).
Hawaiian Electric’s Core net income, which excludes wildfire-related expenses (primarily the non-cash accretion expense), was $28 million for the quarter compared to $40 million in the third quarter of 2025, with the decrease primarily driven by higher O&M expense due to the aforementioned storm costs and HEI integration costs.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net income was $22 million in the third quarter of 2026 compared to a net loss of $6 million in the third quarter of 2025. The holding company’s net income for the quarter primarily reflects the pre-tax $18 million gain on sale of ASB shares, and the pre-tax $46 million unrealized gains on the remaining ASB shares owned. As previously disclosed, HEI sold 35% of its 9.9% stake in ASB’s initial public offering. HEI’s remaining stake in ASB is approximately 6.4% of ASB’s total shares outstanding, and this remaining stake was marked-to-market based on ASB’s closing share price at the end of the third quarter. Benefits from HEI’s stake in ASB were partially offset by a pre-tax $51 million asset impairment recorded at Pacific Current related to exiting Pacific Current’s last remaining asset, the Mahipapa biomass plant on Kauai. HEI is in the final stages of its strategic exit from the Pacific Current business.
The Company’s effective tax rate was lower for the first nine months of 2026 compared to 2025, primarily due to discrete tax benefits recognized in 2026 from the valuation allowance release related to the gains on the ASB investment and research and development tax credit claims recognized, partially offset by the substantially higher pretax income related to the
2 Following integration of holding company and utility employees at the beginning of the third quarter, certain costs previously recorded at the holding company are now recorded at the utility. These costs are not included in customer rates.

remeasurement of the wildfire tort-related settlement liability to present value (net of accretion) and investment in ASB to fair market value, net of the impairment of Pacific Current assets.
Core net loss for the quarter was $5 million compared to $7 million in the same quarter of 2025. The quarter’s lower Core net loss was partially due to approximately $6 million of pre-tax expenses previously recorded at the holding company but now recorded at the utility (following integration of holding company and utility employees at the beginning of the third quarter).

EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its third quarter 2026 consolidated financial results today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-833-461-5787 (U.S.) or 1-585-542-9983 (international) and enter passcode 578443699. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through November 13, 2026. To access the audio replay, dial 1-833-309-1852 (U.S.) or 1-929-828-5978 (international) and enter passcode 578443699.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

NON-GAAP MEASURES
Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related items, impacts related to HEI’s ownership stake in American Savings Bank and expenses taken in connection with HEI’s ongoing review of strategic options for Pacific Current. “Adjusted O&M excluding pension” is a non-GAAP measure which excludes pension nonservice retirement benefits and net income neutral items (consisting of O&M covered by surcharges or covered by third parties). See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2025 and HEI’s other SEC periodic and current reports and other filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT HEI
HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure public safety, reliability and resilience. For more information, visit www.hei.com.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenues
Electric utility	$1,007,104	$787,428	$2,688,008	$2,268,276
Other	1,606	3,182	6,852	12,796
Total revenues	1,008,710	790,610	2,694,860	2,281,072
Expenses
Electric utility (includes $154 million benefit for the tort settlement remeasurement recorded in nine months ended September 30, 2026)	958,931	724,635	2,358,738	2,065,002
Other	8,562	13,929	37,314	47,857
Total expenses	967,493	738,564	2,396,052	2,112,859
Operating income (loss)
Electric utility	48,173	62,793	329,270	203,274
Other	(6,956)	(10,747)	(30,462)	(35,061)
Total operating income	41,217	52,046	298,808	168,213
Retirement defined benefits credit—other than service costs	711	817	2,469	2,653
Interest expense, net	(47,726)	(26,211)	(127,237)	(87,679)
Allowance for borrowed funds used during construction	2,493	1,500	6,195	4,379
Allowance for equity funds used during construction	5,564	3,821	13,715	11,108
Interest and dividend income	3,804	6,960	19,083	27,162
Gain on sale of investment and net unrealized gain on investment measured at fair value	64,146	—	64,146	—
Gain (loss) on sale of subsidiaries and impairment losses on subsidiary assets sold and assets formerly classified as held for sale	(50,736)	1,013	(54,452)	(12,376)
Income before income taxes	19,473	39,946	222,727	113,460
Income taxes	(15,977)	8,728	33,627	28,540
Net income	35,450	31,218	189,100	84,920
Preferred stock dividends of subsidiaries	—	471	—	1,417
Net income for common stock	$35,450	$30,747	$189,100	$83,503
Basic earnings per common share	$0.21	$0.18	$1.10	$0.48
Diluted earnings per common share	$0.20	$0.18	$1.09	$0.48
Weighted-average number of common shares outstanding	172,728	172,617	172,664	172,531
Weighted-average shares assuming dilution	173,508	172,916	173,578	172,939
Income (loss) for common stock by segment
Electric utility	$13,488	$36,988	$186,689	$123,954
Other	21,962	(6,241)	2,411	(40,451)
Income for common stock	$35,450	$30,747	$189,100	$83,503
Comprehensive income attributable to HEI	$35,430	$30,013	$188,931	$82,003
Return on average common equity (%) (twelve months ended)[1]			13.6	7.2
1 Simple average based on income from continuing operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2026	2025	2026	2025
Revenues	$1,007,104	$787,428	$2,688,008	$2,268,276
Expenses
Fuel oil	398,693	240,547	972,221	689,855
Purchased power	218,477	183,813	587,310	505,493
Other operation and maintenance	181,563	161,819	510,523	463,144
Wildfire tort-related claims	—	—	(162,383)	—
Depreciation	66,421	64,022	199,314	192,015
Taxes, other than income taxes	93,777	74,434	251,753	214,495
Total expenses	958,931	724,635	2,358,738	2,065,002
Operating income	48,173	62,793	329,270	203,274
Allowance for equity funds used during construction	5,564	3,821	13,715	11,108
Retirement defined benefits credit—other than service costs	797	998	2,896	3,101
Interest expense and other charges, net	(44,753)	(22,114)	(117,980)	(66,272)
Allowance for borrowed funds used during construction	2,493	1,500	6,195	4,379
Interest income	1,615	1,461	8,196	4,657
Income before income taxes	13,889	48,459	242,292	160,247
Income taxes	401	10,973	55,603	34,797
Net income	13,488	37,486	186,689	125,450
Preferred stock dividends of subsidiaries	—	228	—	686
Net income attributable to Hawaiian Electric	13,488	37,258	186,689	124,764
Preferred stock dividends of Hawaiian Electric	—	270	—	810
Net income for common stock	$13,488	$36,988	$186,689	$123,954
Comprehensive income attributable to Hawaiian Electric	$13,508	$36,964	$186,615	$123,836
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,685	1,664	4,638	4,626
Hawaii Electric Light	282	276	800	788
Maui Electric	290	294	806	817
	2,257	2,234	6,244	6,231
Average fuel oil cost per barrel	$154.87	$98.20	$132.00	$101.00
Return on average common equity (%) (twelve months ended)[1]			13.4	12.8
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies, and they should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the items related to the Maui wildfires, HEI’s ownership stake in American Savings Bank and costs related to HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental Core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2026	2025	2026	2025
Maui windstorm and wildfires related items
Pretax expenses:
Legal expenses	$1,002	$5,794	$6,234	$20,532
Outside services expense	—	—	—	135
Wildfire securities-related claims	—	47,750	—	47,750
Other expense	31	5,892	1,409	17,679
Interest expense	—	398	—	3,299
Pretax expenses	1,033	59,834	7,643	89,395
Insurance recoveries[2]	(207)	(49,070)	(9,381)	(53,374)
Settlement remeasurement[3]	—	—	(153,870)	—
Accretion expense[4]	18,010	—	35,724	—
Deferral of cost	—	(6,237)	—	(21,809)
Total Maui windstorm and wildfires related items, net	18,836	4,527	(119,884)	14,212
Pretax gain on sale of investment and net unrealized gain on investment measured at fair value	(64,146)	—	(64,146)	—
Pretax loss (gain) on sale of subsidiaries and impairment losses on subsidiary assets sold and assets formerly classified as held for sale	50,736	(1,013)	54,452	12,376
Income taxes[5]	(17,916)	(1,453)	16,848	(2,085)
After-tax adjustments	$(12,490)	$2,061	$(112,730)	$24,503
1     Accounting principles generally accepted in the United States of America.
2 Includes $8.5 million recognized as an adjustment to the Wildfire tort-related claims for the nine months ended September 30, 2026. Includes insurance recovery related to the settlement of the securities class action of $47.8 million for the three and nine months ended September 30, 2025. Also, for the three and nine months ended September 30, 2025, includes adjustments related to costs that are no longer probable of recovery under the insurance policies of $1.0 million and $7.6 million, respectively, of which, $0.5 million and $4.5 million were deferred to a regulatory asset, respectively, and are reported on line “Deferral of cost”.
3 Represents an adjustment related to remeasuring the remaining settlement liability at present value in accordance with Accounting Standards Codification Topic 835-30 Imputation of Interest.
4 Represents accretion expense related to remeasuring the remaining settlement liability.
5     Current year composite statutory tax rate of 25.75%, excluding capital gains, which are taxed at capital gains composite tax rate of 23.9%, net of valuation allowance release.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities’ and Holding and Other Companies’ tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2026	2025	2026	2025
HEI Consolidated
GAAP[1] net income (as reported)	$35,450	$30,747	$189,100	$83,503
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	744	4,302	4,629	15,245
Outside services expense	—	—	—	100
Wildfire securities-related claims	—	35,454	—	35,454
Other expense	23	4,375	1,046	13,127
Interest expense	—	295	—	2,449
After tax expenses	767	44,426	5,675	66,375
Insurance recoveries[3]	(154)	(36,434)	(6,966)	(39,630)
Settlement remeasurement[4]	—	—	(114,248)	—
Accretion expense[5]	13,372	—	26,525	—
Deferral of cost	—	(4,631)	—	(16,193)
Total Maui windstorm and wildfires related items, net (after tax)	13,985	3,361	(89,014)	10,552
Gain on sale of investment and net unrealized gain on investment measured at fair value (after tax)[6]	(64,146)	—	(64,146)	—
Loss (gain) on sale of subsidiaries and impairment losses on subsidiary assets sold and assets formerly classified as held for sale (after tax)[2]	37,671	(1,300)	40,430	13,951
Non-GAAP adjustments	(12,490)	2,061	(112,730)	24,503
Non-GAAP (Core) net income	$22,960	$32,808	$76,370	$108,006
GAAP Diluted earnings per share (as reported)	$0.20	$0.18	$1.09	$0.48
Non-GAAP (Core) Diluted earnings per share	$0.13	$0.19	$0.44	$0.62
1     Accounting principles generally accepted in the United States of America.
2     Current year composite statutory tax rate of 25.75%.
3    Includes $6.3 million recognized as an adjustment to the Wildfire tort-related claims for the nine months ended September 30, 2026. Includes insurance recovery related to the settlement of the securities class action of $35.5 million for the three and nine months ended September 30, 2025. Also, for the three and nine months ended September 30, 2025, includes adjustments related to costs that are no longer probable of recovery under the insurance policies.
4     Represents an adjustment related to remeasuring the remaining settlement liability at present value in accordance with Accounting Standards Codification Topic 835-30 Imputation of Interest.
5     Represents accretion expense related to remeasuring the remaining settlement liability.
6 Capital gains composite tax rate of 23.9%, net of valuation allowance release.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2026	2025	2026	2025
Maui windstorm and wildfires related items
Pretax expenses:
Legal expenses	$1,028	$4,316	$3,592	$12,469
Other expense	—	5,791	1,116	17,278
Interest expense	—	131	—	2,543
Pretax expenses	1,028	10,238	4,708	32,290
Insurance recoveries[1,2]	(35)	(430)	(8,866)	126
Settlement remeasurement[3]	—	—	(153,870)	—
Accretion expense[4]	18,010	—	35,724	—
Deferral of cost[5]	—	(6,237)	—	(21,809)
Total Maui windstorm and wildfires related items, net	19,003	3,571	(122,304)	10,607
Income taxes[6]	(4,894)	(919)	31,493	(2,731)
After-tax adjustments	$14,109	$2,652	$(90,811)	$7,876

Hawaiian Electric consolidated net income
GAAP[7] net income (as reported)	$13,488	$36,988	$186,689	$123,954
Excluding special items related to the Maui windstorm and wildfires (after tax)[6]:
Legal expenses	763	3,205	2,667	9,258
Other expense	—	4,300	828	12,829
Interest expense	—	97	—	1,888
After tax expenses	763	7,602	3,495	23,975
Insurance recoveries[1,2]	(26)	(319)	(6,583)	94
Settlement remeasurement[3]	—	—	(114,248)	—
Accretion expense[4]	13,372	—	26,525	—
Deferral of cost[5]	—	(4,631)	—	(16,193)
Total Maui windstorm and wildfires related items, net (after tax)	14,109	2,652	(90,811)	7,876
Non-GAAP (Core) net income	$27,597	$39,640	$95,878	$131,830

Twelve months ended September 30	2026	2025
Ratios (%)
Based on GAAP - Return on average equity[8]	13.4	12.8
Based on Non-GAAP (core) - Return on average equity[8,9]	5.2	7.0

1 Includes $8.5 million recognized as an adjustment to the Wildfire tort-related claims for the nine months ended September 30, 2026.
2 Pretax insurance recoveries includes adjustments related to costs that are no longer probable of recovery under the insurance policies. For the three and nine months ended September 30, 2025, adjustments amount to $1.0 million and $7.6 million, respectively, of which, $0.5 million and $4.5 million were deferred to a regulatory asset, respectively, and are reported on line “Deferral of cost”.
3 Represents an adjustment related to remeasuring the remaining settlement liability at present value in accordance with Accounting Standards Codification Topic 835-30 Imputation of Interest.
4 Represents accretion expense related to remeasuring the remaining settlement liability.
5    Pursuant to the PUC order received on February 12, 2025, deferral accounting treatment limited to insurance premiums and outside services and legal costs associated with the asset-based lending facility credit agreement incurred in 2025 was granted. Applicable amounts were deferred to a regulatory asset.
6    Current year composite statutory tax rate of 25.75%.
7     Accounting principles generally accepted in the United States of America.
8     Simple average.
9     Calculated as non‑GAAP adjusted net income divided by average non-GAAP adjusted common equity. Non-GAAP adjusted common equity excludes cumulative impact of Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax) and the Utilities’ assigned equity interests of GLST1, effective March 31, 2025, which totals $287.3 million and remains unchanged through March 2026. The equity interests were adjusted down to nil in April 2026 as first installment payment of settlement liability was made.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2026	2025	2026	2025
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$(26)	$1,478	$2,642	$8,063
Outside services expense	—	—	—	135
Wildfire securities-related claims	—	47,750	—	47,750
Other expense	31	101	293	401
Interest expense	—	267	—	756
Pretax expenses	5	49,596	2,935	57,105
Insurance recoveries[1]	(172)	(48,640)	(515)	(53,500)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	(167)	956	2,420	3,605
Pretax gain on sale of investment and net unrealized gain on investment measured at fair value	(64,146)	—	(64,146)	—
Pretax loss (gain) on sale of subsidiaries and impairment losses on subsidiary assets sold and assets formerly classified as held for sale	50,736	(1,013)	54,452	12,376
Income taxes[2]	(13,022)	(534)	(14,645)	646
After-tax adjustments	$(26,599)	$(591)	$(21,919)	$16,627

Holding and Other Companies net income (loss)
GAAP[3] net income (loss) (as reported)	$21,962	$(6,241)	$2,411	$(40,451)
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	(19)	1,097	1,962	5,987
Outside services expense	—	—	—	100
Wildfire securities-related claims	—	35,454	—	35,454
Other expense	22	75	217	298
Interest expense	—	198	—	561
Maui windstorm and wildfires related expenses (after tax)	3	36,824	2,179	42,400
Insurance recoveries (after tax)[1,2]	(127)	(36,115)	(382)	(39,724)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	(124)	709	1,797	2,676
Gain on sale of investment and net unrealized gain on investment measured at fair value (after tax)[4]	(64,146)	—	(64,146)	—
Loss (gain) on sale of subsidiaries and impairment losses on subsidiary assets sold and assets formerly classified as held for sale (after tax)[2]	37,671	(1,300)	40,430	13,951
Non-GAAP adjustments	(26,599)	(591)	(21,919)	16,627
Non-GAAP (Core) net loss	$(4,637)	$(6,832)	$(19,508)	$(23,824)
1     Includes insurance recovery related to the proposed settlement of the securities class action of $47.8 million (pre-tax) for the three and nine months ended September 30, 2025.
2     Current year composite statutory tax rate of 25.75%, excluding capital gains, which are taxed at capital gains composite tax rate of 23.9%, net of valuation allowance release.
3     Accounting principles generally accepted in the United States of America.
4     Capital gains composite tax rate of 23.9%, net of valuation allowance release.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.